EXHIBIT 11.1

                     Transport Corporation of America, Inc.
                    Computation of Earnings per Common Share
               (In thousands, except share and per share amounts)
                                   (unaudited)

                                                       Three months ended             Six months ended
                                                            June 30,                       June 30,
                                                   --------------------------    --------------------------
                                                       2000           1999           2000           1999
                                                   -----------    -----------    -----------    -----------
Net earnings                                       $     1,263    $     3,959    $     2,177    $     6,038
                                                   ===========    ===========    ===========    ===========

Average number of common
    shares outstanding                               7,168,991      6,914,121      7,166,253      6,805,530

Average number of common shares outstanding,
    non-detachable put                               1,155,000      1,200,000      1,155,000      1,200,000
                                                   -----------    -----------    -----------    -----------

Average number of common shares outstanding,
    including non-detachable put                     8,323,991      8,114,121      8,321,253      8,005,530

Dilutive effect of outstanding stock
    options and warrants                                 8,407         25,320          4,204         34,406

Dilutive effect of non-detachable put option         2,024,262        495,641      1,400,179        464,618
                                                   -----------    -----------    -----------    -----------

Average number of common and dilutive potential
    common shares outstanding                       10,356,660      8,635,082      9,725,636      8,504,554
                                                   ===========    ===========    ===========    ===========

Basic earnings per share                           $      0.15    $      0.49    $      0.26    $      0.75
                                                   ===========    ===========    ===========    ===========

Diluted earnings per share                         $      0.12    $      0.46    $      0.22    $      0.71
                                                   ===========    ===========    ===========    ===========